                     OPPENHEIMER MULTIPLE STRATEGIES FUND

                                   BY-LAWS
                     As Amended through December 14, 2000

                                  ARTICLE I

                                 SHAREHOLDERS

     Section 1. Place of  Meeting.  All  meetings of the  Shareholders  (which terms as used  herein  shall,  together  with all other  terms  defined in the
Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.

     Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any
purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt of the request in writing  signed by  Shareholders  that have,  for at least  six  months  prior to  making  such  requests,  held not less  than ten percent in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

     Section  3.  Notice of  Meetings  of  Shareholders.  Written  or  printed notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Fund.  In lieu  thereof,  such notice  also may be  delivered
by  such  other  means,  for  example  electronic  delivery,   to  the  extent
consistent with applicable laws.

     No notice of the time,  place or purpose of any  meeting of  Shareholders need by given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

     Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the Trust,  upon  receipt of the  request in writing signed by not less than ten  Shareholders  holding  Shares of the Trust valued at $25,000  or more at  current  offering  price (as  defined  in the  Trust's
Prospectus),  or  holding  not less than one  percent  in amount of the entire number of shares of the Trust issued and outstanding;  such request must state that such  Shareholders  wish to communicate  with other  Shareholders  with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of Article II of these By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its discretion,  satisfy its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the principal  offices of the Trust,  or at the offices of the Trust's transfer  agents,  during regular business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

     Section 6. Quorum,  Adjournment  of  Meetings.  The presence in person or by proxy of the  holders of record of more than 50% of the Shares of the stock of the Trust  issued and  outstanding  and  entitled  to vote  thereat,  shall constitute  a quorum at all  meetings of the  Shareholders.  If at any meeting
of  the  Shareholders  there  shall  be  less  than  a  quorum  present,   the
Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted  at any such  adjourned  meeting  except  such as might  have  been lawfully transacted had the meeting not been adjourned.

     If a  quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

     Section 7.  Voting  and  Inspectors.  At all  meetings  of  shareholders, every  shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person of by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including by telephone, facsimile or via the Internet.

     All  elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

     At any election of  Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the  holders of ten per cent (10%) of the Shares  entitled  to vote at such  election  shall,  appoint two  inspectors of election who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

     The  Chairman  of the meeting may cause a vote by ballot to be taken upon any  election of matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

     Section  8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if neither the Chairman of the Board of
Trustees,  the President nor any  Vice-President is present,  by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as  Secretary  of  such  meetings,  or if  he is  not  present,  an  Assistant
Secretary  shall so act, if neither the Secretary  nor an Assistant  Secretary is present, than the meeting shall elect is secretary.

     Section  9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every meeting of the Shareholders,  all proxies  shall be  received  and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies,  and the acceptance or rejection of votes, unless  inspectors of  election  shall have been  appointed  as  provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

     Section 1.  Number and Tenure of Office.  The  business  and  property of the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as
otherwise   provided   herein,   hold  office  until  the  annual  meeting  of
Shareholders  of the Trust next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

     Section  2.  Increase  or  Decrease  in Number of  Trustees;  Removal.  A
Trustee at any time may be removed  either with or without cause by resolution duly  adopted by the  affirmative  votes of the holders of  two-thirds  of the outstanding Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders  at which such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided that notice  thereof is  contained  in the  notice  of such  meeting  and that such  resolution  is adopted by the vote of at least two thirds of the  Trustees  whose  removal is not  proposed.  As used  herein,  "for cause" shall mean any cause which under
Massachusetts law would permit the removal of a Trustee of a business trust.

      Any  Trustee  may  resign or retire as  Trustee  by  written  instrument signed by him and  delivered  to the other  Trustees  or to any officer of the
Trust,  and such  resignation  or  retirement  shall  take  effect  upon  such delivery or upon such later date as is specified in such  instrument and shall be  effective  as to  the  Trust  and  each  Series  of the  Trust  hereunder.
Notwithstanding   the  foregoing,   any  and  all  Trustees,   other  than  an
Independent  Trustee  who was a Trustee  (whether or not  Independent)  on the date  of the  adoption  of the  Trust's  Retirement  Plan  for  Non-Interested
Trustees or  Directors,  shall be subject to the  provisions  with  respect to mandatory  retirement  set forth in the  Retirement  Plan,  as the same may be amended from time to time.

     Section 3.  Place of  Meeting.  The  Trustees  may hold  their  meetings, have  one  or  more  offices,  and  keep  the  books  of  the  Trust  outside
Massachusetts,  at any office or offices of the Trust or at any other place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. Regular  Meetings.  Regular  meetings of the Board of Trustees shall be held at such time and on such  notice,  if any, as the  Trustees  may from time to time  determine.  The  annual  meeting  of the Board of  Trustees shall  be  held as  soon  as  practicable  after  the  annual  meeting  of the
Shareholders for the election of Trustees.

     Section 5. Special  Meetings.  Special  meetings of the Board of Trustees may be held  from  time to time  upon  call of the  Chairman  of the  Board of
Trustees,  if any,  the  President  or two or more  of the  Trustees,  by oral telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee  who  attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section  6.  Quorum.  One-third  of the  Trustees  then in  office  shall constitute a quorum for the  transaction  of business,  provided that a quorum shall  in no case be less  than two  Trustees.  If at any of the  Board  there shall be less than a quorum present (in person or by open  telephone  line, to the extent permitted by the Investment  Company Act of 1940 (the "1940 Act")),
a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees present  at any  meeting  at which  there is a quorum  shall be the act of the
Board,  except as may be otherwise  specifically  provided by statute,  by the
Declaration of Trust or by these By-Laws.

     Section  7.  Executive  Committee.  The  Board of  Trustees  may,  by the
affirmative  vote of a majority of the entire  Board,  elect from the Trustees an  Executive  Committee  to consist of such  number of  Trustees as the Board may from time to time  determine.  The Board of Trustees  by such  affirmative vote shall have power at any time to change the members of such  Committee and may fill  vacancies in the Committee by election  from the Trustees.  When the
Board of Trustees is not in session,  the Executive  Committee  shall have and may  exercise  any or all of the  powers  of  the  Board  of  Trustees  in the management  of the business and affairs of the Trust  (including  the power to authorize  the seal of the Trust to be affixed to all papers which may require
it) except as  provided  by law and except the power to  increase  or decrease the size of, or fill vacancies on the Board.  The Executive  Committee may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be necessary to  constitute a quorum.  In the absence of any member of the Executive  Committee the members thereof present at any meeting, whether or not they constitute a quorum,  may appoint a member of the Board of
Trustees to act in the place of such absent member.

     Section 8. Other  Committees.  The Board of Trustees,  by the affirmative vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise  such  powers as the Board may  determine  in the resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees shall have  power  at any  time  to  change  the  members  and  powers  of any  such committee, to fill vacancies, and to discharge any such committee.

     Section 9.  Informal  Action by _and  Telephone  Meetings of Trustees and
Committees.  Any action  required or  permitted  to be taken at any meeting of the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

     Section  10.  Compensation  of  Trustees.  Trustees  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

     Section  11.  Dividends.   Dividends  or  distributions  payable  on  the
Shares of any Series may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in lieu of such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

                                 ARTICLE III

                                   OFFICERS

     Section 1. Executive  Officers.  The executive  officers of the Trust may include a Chairman of the Board of  Trustees,  and shall  include a President, one or more  Vice-Presidents (the number thereof to be determined by the Board of  Trustees),  a  Secretary  and a  Treasurer.  The  Chairman of the Board of
Trustees,  if any,  and  the  President  shall  be  selected  from  among  the
Trustees.  The Board of Trustees may also in its discretion  appoint Assistant
Secretaries,  Assistant Treasurers,  and other officers, agents and employees, who  shall  have  authority  and  perform  such  duties  as the  Board  or the
Executive  Committee  may  determine.  The  Board  of  Trustees  may  fill any vacancy  which may  occur in any  office.  Any two  offices,  except  those of
President and  Vice-President,  may be held by the same person, but no officer shall  execute,  acknowledge  or  verify  any  instrument  in  more  than  one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office.  The term of office of all  officers  shall be one year and  until  their  respective  successors  are  chosen  and  qualify;
however,  any officer  may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers  and  Duties.  The  officers  of the Trust  shall have such powers and duties as generally  pertain to their respective  offices,  as well as such  powers and duties as may from time to time be  conferred  by the
Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

     Section 1.  Certificates  of Shares.  Each  Shareholder  of any Series of
the Trust may be issued a certificate or  certificates  for his Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

     Section  2.   Transfer  of  Shares.   Shares  of  any  Series   shall  be
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of
Trustees.

     Section  3. Share  Ledgers.  The share  ledgers of the Trust,  containing the name and  address  of the  Shareholders  of each  Series and the number of shares  of  that  Series,  held  by them  respectively,  shall  be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

     The Board of  Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

     The  By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.